FOR IMMEDIATE RELEASE	Exhibit 99.1
Investor / Media Contact:
Mel Stephens
(248) 447-1624
Investor Contact:
Ed Lowenfeld
(248) 447- 4380
Lear Reports Second Quarter Financial Results,
Improves 2010 Outlook and Increases Sales Backlog
     SOUTHFIELD, Mich., August 3, 2010 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical power management systems, today reported financial results for the second quarter of 2010, improved its outlook for the full year 2010 and increased its sales backlog. Highlights include:
•	Second quarter net sales of $3.0 billion, up 33% from a year ago

•	Second quarter core operating earnings increased $242 million to $190 million, our fifth consecutive quarter of increased earnings

•	Second quarter free cash flow of $186 million

•	Quarter-end cash balance of $1.4 billion; total debt of $721 million

•	Improved full year outlook for core operating earnings and free cash flow

•	Increased three-year sales backlog to $1.9 billion, up $500 million from prior status
Business Conditions
     In the second quarter, the production environment improved from year-ago levels, with mature markets moving higher from distressed levels and growth in emerging markets continuing. Year-over-year vehicle production was up 73% in North America, 11% in Europe and 24% in China.
     “Global production continued to recover in the second quarter. This, combined with improvements in our cost structure, is driving increased profitability. In addition, we continue to win new business around the world which will further diversify our sales. Over the past several years, we have worked hard to improve our business structure and position our Company for long-term success,” said Bob Rossiter, Lear’s chairman, chief executive officer and president.
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Second Quarter 2010 Financial Results
     For the second quarter of 2010, Lear reported net sales of $3.0 billion, which represents a 33% increase from a year ago, and pretax income of $182.6 million, including restructuring costs and other special items of $16.3 million. Income before interest, other (income) expense, income taxes, restructuring costs and other special items (core operating earnings) was $189.7 million in the second quarter of 2010. This compares with net sales of $2.3 billion, a pretax loss of $154.4 million and negative core operating earnings of $52.5 million in the second quarter of 2009. A reconciliation of core operating earnings to pretax income (loss), as determined by generally accepted accounting principles (“GAAP”), is provided in the attached supplemental data pages.
     In the seating segment, net sales were up 30% to $2.4 billion, primarily driven by the improvement in global vehicle production and favorable platform mix. In electrical power management systems, net sales were up 46% to $631.8 million, primarily driven by the improvement in global vehicle production, favorable platform mix and the addition of new business. Operating margins in both segments improved significantly, reflecting the increase in sales, favorable operating performance and the benefit of operational restructuring actions.
     In the second quarter of 2010, free cash flow was $185.5 million versus a use of $81.1 million last year. The improvement was driven primarily by increased earnings. Net cash provided by (used in) operating activities was $227.1 million and ($59.7) million in the second quarters of 2010 and 2009, respectively. A reconciliation of free cash flow to net cash provided by (used in) operating activities, as determined by GAAP, is provided in the attached supplemental data pages.
Full Year 2010 Financial Outlook
     Summarized below is our revised full year 2010 financial outlook. Key assumptions include industry vehicle production of approximately 11.0 million units in North America, 16.0 million units in Europe and 13.4 million units in China. In addition, we are assuming an average full year exchange rate of $1.30/Euro.
     Lear expects 2010 net sales of approximately $11.0 billion, consistent with our prior outlook, and 2010 core operating earnings of $450 million to $500 million, up $75 million from the prior outlook. Free cash flow in 2010 is expected to be in the range of $225 million to $275 million, up $75 million from the prior guidance.
     Interest expense for 2010 is estimated to be approximately $60 million. Pretax income before restructuring costs and other special items is anticipated to be in the range of $380 million to $430 million. Tax expense excluding restructuring costs and other special items is expected to be in the range of $80 million to $100 million.
     Capital spending in 2010 is estimated to be approximately $195 million. Depreciation and amortization expense is anticipated to be about $240 million. Operational restructuring costs in 2010 are estimated to be approximately $110 million.

Sales Backlog
     We continue to win new business globally, and our three-year sales backlog for 2011-2013 stands at $1.9 billion, up $500 million versus the prior sales backlog announced in November 2009. The updated backlog continues to support further diversification of our sales. For a definition of sales backlog and the underlying backlog development assumptions, please see “Forward-Looking Statements” at the end of this press release.
     Lear will webcast a conference call to review the Company’s second quarter 2010 financial results and related matters on Tuesday, August 3, 2010, at 9:00 a.m. eastern time, through the Investor Relations link at http://www.lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international). The audio replay will be available two hours following the call at 1-800-642-1687 (domestic) or 1-706-645-9291 (international) and will be available until August 18, 2010, with a Conference I.D. of 80553455.
Non-GAAP Financial Information
     In addition to the results reported in accordance with GAAP included throughout this press release, the Company has provided information regarding “income (loss) before interest, other (income) expense, income taxes, restructuring costs and other special items (core operating earnings),” “pretax income before restructuring costs and other special items,” “tax expense excluding restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other (income) expense includes, among other things, non-income related taxes, foreign exchange gains and losses, discounts and expenses associated with the Company’s factoring facilities, gains and losses related to certain derivative instruments and hedging activities, equity in net income of affiliates and gains and losses on the sales of assets. Free cash flow represents net cash provided by (used in) operating activities before the net change in sold accounts receivable, less capital expenditures. The Company believes it is appropriate to exclude the net change in sold accounts receivable in the calculation of free cash flow since the sale of receivables may be viewed as a substitute for borrowing activity.
     Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, pretax income before restructuring costs and other special items and tax expense excluding restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items (including those items that are included in other (income) expense) that are not indicative of the Company’s core operating earnings or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

     Core operating earnings, pretax income before restructuring costs and other special items, tax expense excluding restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for pretax income (loss), net income (loss), cash provided by (used in) operating activities or other statement of operations or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.
     For reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages which, together with this press release, have been posted on the Company’s website through the investor relations link at http://www.lear.com.
     Given the inherent uncertainty regarding special items and other (income) expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.
     In connection with the Company’s emergence from Chapter 11 bankruptcy proceedings on November 9, 2009, the Company adopted fresh-start accounting on November 7, 2009, in accordance with Accounting Standards Codification TM Topic 852, “Reorganizations,” which resulted in the Company being considered a new entity for financial reporting purposes. Accordingly, the Company’s financial statements subsequent to November 7, 2009, after giving effect to the adoption of fresh-start accounting (references to the Company for such periods, “Successor”), are not comparable to its financial statements for any period prior to November 7, 2009 (references to the Company for such periods, “Predecessor”). The financial information accompanying this earnings release provides Successor and Predecessor GAAP results for the applicable periods.
Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates” and similar expressions identify these forward-looking statements. All statements contained or incorporated in this press release which address operating performance, events or developments that the Company expects or anticipates may occur in the future, including statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition and restructuring actions of the Company’s customers and suppliers, changes in actual industry vehicle production levels from the Company’s current estimates, fluctuations in the production of vehicles or the loss of business with respect to a vehicle model for which the Company is a significant supplier, disruptions in the relationships with the Company’s suppliers, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the outcome of customer negotiations, the impact and timing of program launch costs, the costs, timing and success of restructuring actions, increases in the Company’s warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company’s key customers and suppliers, the cost and availability of raw materials and energy, the Company’s ability to mitigate increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations, unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers, the Company’s ability to access capital markets on commercially reasonable terms, impairment charges initiated by adverse industry or market developments, the anticipated future performance of the Company, including, without limitation, the Company’s ability to maintain or increase revenue and gross margins, control future operating expenses and make necessary capital expenditures, and other risks described from time to time in the Company’s Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.
     This press release also makes reference to the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs and open replacement programs, less phased-out and cancelled programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new and replacement programs, foreign exchange rates and the timing of major program launches.
     The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.
     Lear Corporation is one of the world’s leading suppliers of automotive seating and electrical power management systems. The Company’s world-class products are designed, engineered and manufactured by a diverse team of approximately 75,000 employees in 36 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the internet at http://www.lear.com.

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited; in millions, except per share amounts)

	Three Month
	Period Ended
	Successor	Predecessor
	July 3,	July 4,
	2010	2009
Net sales	$3,039.3	$2,281.0

Cost of sales	2,746.5	2,245.1
Selling, general and administrative expenses	112.8	121.1
Amortization of intangible assets	6.6	1.2
Interest expense	13.3	62.3
Other (income) expense, net	(22.5)	5.7

Consolidated income (loss) before income taxes	182.6	(154.4)
Income taxes	17.3	14.0

Consolidated net income (loss)	165.3	(168.4)
Net income attributable to noncontrolling interests	5.5	5.2

Net income (loss) attributable to Lear	$159.8	$(173.6)

Diluted net income (loss) per share attributable to Lear	$2.96	$(2.24)

Weighted average number of diluted shares outstanding	54.0	77.5

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited; in millions, except per share amounts)

	Six Month
	Period Ended
	Successor	Predecessor
	July 3,	July 4,
	2010	2009
Net sales	$5,977.8	$4,449.3

Cost of sales	5,430.2	4,488.1
Selling, general and administrative expenses	240.7	233.2
Amortization of intangible assets	13.3	2.3
Interest expense	32.3	118.7
Other (income) expense, net	(1.5)	18.5

Consolidated income (loss) before income taxes	262.8	(411.5)
Income taxes	23.7	19.7

Consolidated net income (loss)	239.1	(431.2)
Net income attributable to noncontrolling interests	13.2	7.2

Net income (loss) attributable to Lear	$225.9	$(438.4)

Diluted net income (loss) per share attributable to Lear	$4.18	$(5.66)

Weighted average number of diluted shares outstanding	54.0	77.5

Lear Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	July 3,	December 31,
	2010	2009
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$1,420.3	$1,554.0
Accounts receivable	1,888.1	1,479.9
Inventories	510.0	447.4
Other	336.8	305.7

	4,155.2	3,787.0

Long-Term:
PP&E, net	957.6	1,050.9
Goodwill	597.5	621.4
Other	595.0	614.0

	2,150.1	2,286.3

Total Assets	$6,305.3	$6,073.3

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$23.4	$37.1
Accounts payable and drafts	1,799.0	1,547.5
Accrued liabilities	972.9	808.1
Current portion of long-term debt	2.0	8.1

	2,797.3	2,400.8

Long-Term:
Long-term debt	695.3	927.1
Other	490.2	563.6

	1,185.5	1,490.7

Equity	2,322.5	2,181.8

Total Liabilities and Equity	$6,305.3	$6,073.3

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except content per vehicle)

	Three Months Ended
	Successor	Predecessor
	July 3,	July 4,
	2010	2009
Net Sales
Europe	$1,297.5	$1,191.5
North America	1,034.4	564.7
Asia	433.2	298.9
Rest of World	274.2	225.9

Total	$3,039.3	$2,281.0

Content Per Vehicle *
Europe	$283	$294
North America	$330	$326

Free Cash Flow **
Net cash provided by (used in) operating activities	$227.1	$(59.7)
Capital expenditures	(41.6)	(21.4)

Free cash flow	$185.5	$(81.1)

Depreciation and Amortization	$57.1	$68.9

Core Operating Earnings **
Pretax income (loss)	$182.6	$(154.4)
Interest expense	13.3	62.3
Other (income) expense, net	(22.5)	5.7
Restructuring costs and other special items -
Costs related to operational restructuring actions	12.2	19.2
Fees and expenses related to capital restructuring	—	14.7
Other	4.1	—

Core Operating Earnings	$189.7	$(52.5)

*	Content Per Vehicle for 2009 has been updated to reflect actual production levels.

**	See “Non-GAAP Financial Information” included in this press release.

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except content per vehicle)

	Six Months Ended
	Successor	Predecessor
	July 3,	July 4,
	2010	2009
Net Sales
Europe	$2,553.1	$2,234.2
North America	2,022.0	1,260.6
Asia	885.3	542.7
Rest of World	517.4	411.8

Total	$5,977.8	$4,449.3

Content Per Vehicle *
Europe	$279	$297
North America	$334	$362

Free Cash Flow **
Net cash provided by (used in) operating activities	$266.0	$(396.5)
Net change in sold accounts receivable	—	138.5

Net cash provided by (used in) operating activities before net change in sold accounts receivable	266.0	(258.0)
Capital expenditures	(76.4)	(42.1)

Free cash flow	$189.6	$(300.1)

Depreciation and Amortization	$115.6	$134.5

Diluted Shares Outstanding at end of quarter ***	53,981,032	77,521,230

Core Operating Earnings **
Pretax income (loss)	$262.8	$(411.5)
Interest expense	32.3	118.7
Other (income) expense, net	(1.5)	18.5
Restructuring costs and other special items -
Costs related to operational restructuring actions	26.4	134.5
Fees and expenses related to capital restructuring	—	20.6
Other	7.9	—

Core Operating Earnings	$327.9	$(119.2)

*	Content Per Vehicle for 2009 has been updated to reflect actual production levels.

**	See “Non-GAAP Financial Information” included in this press release.

***	2010 diluted shares outstanding at end of quarter were calculated using the closing stock price at the end of the quarter. 2009 diluted shares outstanding at end of quarter exclude shares related to outstanding convertible debt, options, restricted stock units, performance units and stock appreciation rights, all of which were antidilutive.